Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated February 14, 2025, relating to the financial statements of Curanex Pharmaceuticals Inc as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit and Chiu CPA LLP

Los Angeles, California

July 18, 2025